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                                                                    EXHIBIT 23.3


  CONSTANTIN ASSOCIES                                        SEGEC AUDIT SA
COMMISSAIRE AUX COMPTES                                  COMMISSAIRE AUX COMPTES
  26 RUE DE MARIGNAN                                     CHEMIN DEPARTEMENTAL 63

     75008 PARIS                                             67116 REICHSTETT




                          INDEPENDENT AUDITORS CONSENT


P.H. Glatfelter Company:

We consent to the incorporation by reference in this Registration Statement of P.H. Glatfelter Company on Form S-8 of our report dated march 12th 1998 with respect to the financial statements of Papeteries de Cascadec - Odet Ergue Gaberic/France for the year ended December 31, 1997 - not presented separately herein, appearing in Amendment No. I on Form 8-K/A to the Current Report on Form 8k dated January 2, 1998 of P.H. Glatfelter Company.




                                        Paris and Reichstett, october 16, 1998


  CONSTANTIN ASSOCIES                                        SEGEC AUDIT SA
COMMISSAIRE AUX COMPTES                                  COMMISSAIRE AUX COMPTES

/s/ Jean Paul Seguret                                    /s/ Jean-Claude Klein
-------------------------                                -----------------------
  Jean Paul Seguret                                        Jean-Claude Klein